EXHIBIT 99.1

Cleveland BioLabs Announces Departure of Jean Viallet to Assume Oncology Development Leadership Role at Leading Biopharmaceutical Company

BUFFALO, N.Y., Dec. 18, 2013 (GLOBE NEWSWIRE) -- Cleveland BioLabs, Inc. (Nasdaq:CBLI) today reported that Chief Development Officer, Jean Viallet, MD will leave the Company to assume an oncology global clinical research leadership role at Bristol-Myers Squibb, effective January 3, 2014.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, "We greatly appreciate Jean's efforts during his tenure with us. His partnership with our regulatory affairs team resulted in significant progress for the Entolimod radiation countermeasure program with the U.S. Food and Drug Administration. He has also helped focus our clinical oncology strategy around the immuno-stimulatory capabilities of Entolimod and the role of the molecular target of CBL0137 as an essential enabler of tumor transformation and survival for several aggressive oncogenes. We wish Jean well and hope to have an occasion to work together again sometime in the future. In the meantime, he is assisting us with the review of potential senior medical officer candidates. Our goal is to announce a new appointment as soon as possible and continue to refine and execute the strategy we have developed."

Jean Viallet, MD, commented, "I enjoyed the opportunity to add value to CBLI's pipeline of novel oncology therapeutic and radiation countermeasure drugs. The mechanisms of action of several drug candidates are aligned with some exciting trends in oncology development. While I am stepping into a tremendous new role, I wish the CBLI team the very best and hope to see the pipeline continue to advance in the clinic."

About Cleveland BioLabs

Cleveland BioLabs, Inc. is a clinical-stage biotechnology company leveraging deep understanding of molecular and cellular mechanisms of biological stress responses to develop a robust pipeline of compounds primarily focused on oncology applications and mitigation of radiation injury. The company's lead compound, Entolimod, is being developed as both a radiation countermeasure and a cancer treatment. The Company has three operating subsidiaries, Incuron, LLC, BioLabs 612, LLC and Panacela Labs, Inc., and strategic relationships with the Cleveland Clinic, Roswell Park Cancer Institute, the Children's Cancer Institute Australia for Medical Research and the Armed Forces Radiobiology Research Institute. To learn more about Cleveland BioLabs, Inc., please visit the Company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the likelihood of receiving funding; our ability to successfully develop and commercialize our therapeutic products; the conduct and results of our various clinical trials; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, the decisions of third parties regarding whether or not to fund the Company through grants; the Company's failure to successfully and timely develop existing and new products; the Company's collaborative relationships and the financial risks related thereto; the Company's inability to obtain regulatory approval in a timely manner or at all; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company's ability to comply with its obligations under license agreements; the Company's history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the "Risk Factors" and "Forward-Looking Statements" described in the Company's periodic filings with the Securities and Exchange Commission.

Contact:
Rachel Levine, Vice President, Investor Relations
Cleveland BioLabs, Inc.
T: (646) 284-9439
E: rlevine@cbiolabs.com